Exhibit 5.1
November 20, 2006
Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105

Re:	Registration Statement on Form S-1 for 1,494,469 Shares of Common Stock Held by Grupo TMM, S.A.
Ladies and Gentlemen:
          We have acted as special counsel to Kansas City Southern, a Delaware corporation (the “Issuer”), in connection with the registration by the Issuer under the Securities Act of 1933, as amended (the “Act”), of 1,494,469 shares of common stock of the Issuer, $0.01 par value (the “Shares”) held by Grupo TMM, S.A. (the “Selling Stockholder”), pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2006 (the “Registration Statement”), to which this opinion is attached as Exhibit 5.1. This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
          In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation and Bylaws of the Issuer, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance of the Shares, (iii) the Registration Statement and exhibits thereto, and (iv) the Registration Rights Agreement, dated as of December 15, 2004, between the Issuer and the Selling Stockholder, as amended by that certain letter agreement between the Issuer and the Selling Stockholder dated August 30, 2006.
          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all such documents, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuer and others.
          We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of Missouri (excluding local laws), and the present judicial interpretations thereof, and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting the same). We have assumed for the purpose of the opinion expressed herein that the Delaware and Missouri corporate laws are substantially identical.
          Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.
          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and accompanying prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,
/s/ Sonnenschein Nath & Rosenthal LLP
SONNENSCHEIN NATH & ROSENTHAL LLP